UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2012
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 14, 2012, EMCORE Corporation (the “Company”) and Wells Fargo Bank National Association (“Wells Fargo”) entered into a Second Amendment (the “Second Amendment”) to that Credit and Security Agreement, dated November 11, 2010, between Wells Fargo and the Company, as amended by the First Amendment, dated December 21, 2011 (the “First Amendment”) (the “Loan Agreement” and, as amended by the First Amendment and the Second Amendment, the “Amended Loan Agreement”). The Second Amendment amends the Loan Agreement by, among other things, adjusting the borrowing base increase under the First Amendment, which amount is subject to automatic reductions including to (i) $8.1 million on July 1, 2012; and to (ii) $3.1 million on January 1, 2013, and which amount will be further reduced, monthly, by approximately $42,000. The Second Amendment automatically reduces the $8.1 million and $3.1 million thresholds referenced above to $5 million and $0, respectively, based upon the occurrence of certain events. The Amended Loan Agreement no longer includes certain assets in the potential borrowing base including certain machinery and equipment and real estate. Except as expressly amended by the Second Amendment, the Loan Agreement remains in full force and effect.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its quarterly report on Form 10-Q for the quarter ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: June 20, 2012	By: /s/ Hong Q. Hou, Ph.D.
Name: Hong Q. Hou, Ph.D.
Title: Chief Executive Officer